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                                                                    EXHIBIT 10.2


                               SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         This Amendment, dated as of July 17, 2002, by and among Nabors Industries, Inc. ("Nabors Delaware"), Nabors Industries Ltd. ("Nabors Bermuda") and Eugene M. Isenberg (the "Executive" and, collectively with Nabors Delaware and Nabors Bermuda, the "Parties").

         WHEREAS, Nabors Delaware and the Executive entered into an Employment Agreement effective as of October 1, 1996, that amended and restated a prior agreement and that was amended on June 24, 2002 to include Nabors Bermuda as a party, among other things (as so amended, the "Employment Agreement");

         WHEREAS, it is anticipated that the Executive will be allocating a portion of his time to the business of Nabors Bermuda and will continue to allocate the bulk of his time to his duties with respect to Nabors Delaware and its subsidiaries; and

         WHEREAS, the parties desire to clarify the portion of the Executive's remuneration that will be paid by Nabors Bermuda and Nabors Delaware, respectively, and to address certain other matters;

         NOW, THEREFORE, in consideration of the foregoing, subject to the consummation of the Inversion, the Employment Agreement is amended as follows:

         1. Section 4 of the Employment Agreement is hereby amended in its entirety to read as follows:

         "4. Base Salary. The Executive shall be paid an annualized base salary, payable in accordance with the regular payroll practices of the Company, of $297,000. The Base Salary shall be reviewed no less frequently than annually for increase in the discretion of the Board and its Compensation Committee."

         2. For services in his capacity as a director of Nabors Bermuda, Executive shall be compensated directly by Nabors Bermuda on the same terms as the outside directors of Nabors Bermuda, as the Board of Directors of Nabors Bermuda shall from time to time establish.

         3. The amounts payable under the Employment Agreement shall be for all services rendered by Executive to Nabors Bermuda in his capacity as an officer only and to Nabors Delaware in all capacities. Nabors Bermuda and Nabors Delaware shall be responsible for allocating between themselves the compensation payable hereunder to Executive.

         4. As amended hereby, the Employment Agreement remains in full force and effect on the date hereof.




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         5. The Parties further agree that this Amendment may be executed in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                           NABORS INDUSTRIES, INC.


                           By:      /s/ Anthony G. Petrello
                                    -----------------------------------
                                    Anthony G. Petrello
                                    President


                           NABORS INDUSTRIES LTD.


                           By:      /s/ Jack Wexler
                                    -----------------------------------
                                    Jack Wexler
                                    Chairman, Compensation Committee


                           EUGENE M. ISENBERG


                           /s/ Eugene M. Isenberg
                           --------------------------------------------